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                    EXHIBIT 21 - SUBSIDIARIES OF THE COMPANY


                                                   BANCINSURANCE CORPORATION
          ---------------------------------------------------------------------------------------------------
          |                             |                                 |                                  |
          |                             |                                 |                                  |
          |                             |                                 |                                  |
          |                             |                                 |                                  |
          |                             |                                 |                                  |
          |                             |                                 |                                  |
          |                             |                                 |                                  |
          |                             |                                 |                                  |
          |                             |                                 |                                  |
          |                             |                                 |                                  |
         100%                          100%                              100%                               100%
Ohio Indemnity Company           BCIS Services, Inc.           Custom Title Services, Inc.           BIC Management, Inc.
(An Insurance Company)      (A Cost Containment Provider)     (A Title Lien Search Company)     (A Cost Containment Provider)